
<ARTICLE>  5
<LEGEND>
This schedule contains summary financial information extracted from the December 31, 1999, Income Statement and Balance Sheet
and is qualified in its entirety by reference to such
financial statements.
</LEGEND>
<MULTIPLIER>            1,000

<PERIOD-TYPE>                 12-MOS
<FISCAL-YEAR-END>             DEC-31-1999
<PERIOD-END>                  DEC-31-1999
<CASH>                          308,433
<SECURITIES>                    657,449
<RECEIVABLES>                   627,926
<ALLOWANCES>                          0
<INVENTORY>                     185,796
<CURRENT-ASSETS>              1,785,701
<PP&E>                          575,974
<DEPRECIATION>                  240,279
<TOTAL-ASSETS>                2,352,664
<CURRENT-LIABILITIES>           273,774
<BONDS>                           2,850
<PREFERRED-MANDATORY>                 0
<PREFERRED>                           0
<COMMON>                          4,043
<OTHER-SE>                    2,044,355
<TOTAL-LIABILITY-AND-EQUITY>  2,352,664
<SALES>                       2,319,498
<TOTAL-REVENUES>              2,319,498
<CGS>                           938,030
<TOTAL-COSTS>                   938,030
<OTHER-EXPENSES>                635,591
<LOSS-PROVISION>                      0
<INTEREST-EXPENSE>                  579
<INCOME-PRETAX>                 816,233
<INCOME-TAX>                    257,113
<INCOME-CONTINUING>             559,120
<DISCONTINUED>                        0
<EXTRAORDINARY>                       0
<CHANGES>                             0
<NET-INCOME>                    559,120
<EPS-BASIC>                      1.39
<EPS-DILUTED>                      1.36

All information restated for pooling of interests with NetCore Systems, Inc. and Coherent
Communications, Inc. Earnings per share data restated for the effect of a two-for-one stock split to stockholders of record on May 3, 1999.

